Exhibit 99.2

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF CLASS A LIMITED VOTING SHARES OF

BROOKFIELD CORPORATION

Pursuant to the offer to exchange up to 40,000,000 of issued and outstanding Class A Limited Voting Shares of BROOKFIELD CORPORATION for up to 40,000,000 of class A-1 exchangeable non-voting shares of BROOKFIELD REINSURANCE LTD.

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON NOVEMBER 13, 2023,

UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

As set forth in the Offer to Exchange and Circular (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender Class A Limited Voting Shares (the “Brookfield Class A Shares”) of Brookfield Corporation pursuant to the Offer (as defined below) if certificate(s) for these Brookfield Class A Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach TSX Trust Company, as depositary (the “Depositary”) by 5:00 p.m. (Eastern Time) on November 13, 2023 (or such later time and date to which the Offer is extended, the “Expiration Time”). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by electronic transmission to the office of the Depositary set forth below.

TO:	Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”)

AND TO:	Brookfield Corporation (“Brookfield Corporation”)

AND TO:	TSX Trust Company, as depositary

Office of the Depositary, TSX Trust Company:

By Regular Mail, Registered Mail, Hand or Courier: 100 Adelaide St. West, Suite 301 Toronto, ON M5H 4H1 Attention: Corporate Actions	By Electronic Transmission: TSXT-GD_CorporateActions@tmx.com

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to an e-mail address, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box G – “Signature Guarantee” in the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Exchange and Circular that accompanies this Notice of Guaranteed Delivery. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Exchange, the terms of the Offer to Exchange and Circular shall prevail.

The undersigned hereby tenders to Brookfield Reinsurance, upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 11, 2023 and the accompanying Circular (the “Offer to Exchange and

Circular”), included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Brookfield Class A Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer to Exchange and Circular, “Procedure for Tendering Brookfield Class A Shares – Procedure for Guaranteed Delivery”. The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

Certificate Number(s)	Number of Brookfield Class A Shares	Name & Address of Brookfield Shareholder (please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal and certificates for Brookfield Class A Shares or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Brookfield Class A Shares held in CDS) or an Agent’s Message (in the case of Brookfield Class A Shares held in DTC), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Dated:	Telephone (Business Hours): ( )	Signature:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Brookfield Class A Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m. (Eastern time) on or before the second Trading Day after the Expiration Time. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the New York Stock Exchange.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)
(Postal Code or Zip Code)	Title:

Area Code and Telephone No.: _______________	Dated: